SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                SEARCHHELP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                11-3621755
--------------------------------------------------------------------------------
     (State or other jurisdiction                     (I.R.S.Employer
   of incorporation or organization)                 Identification No.)

                          1055 Stewart Avenue, Suite12
                            Bethpage, New York 11714
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                        SearchHelp, Inc. 2004 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                William Bozsnyak
                             Chief Executive Officer
                                SearchHelp, Inc.
                          1055 Stewart Avenue, Suite 12
                            Bethpage, New York 11714
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                            Ralph A. Siciliano, Esq.
                    Tannenbaum Helpern Syracuse & Hirschtritt
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 508-6700

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed maximum         Proposed
Title of securities                           Shares        offering price       Maximum aggregate           Amount of
to be registered                         to be registered      per share          offering price           registration
                                                (1)                                                            fee
----------------                         ----------------      ---------          --------------           ------------
Common Stock ($.0001 par value)                 120,000         $0.77              $92,400.00                $ 15.20
Common Stock ($.0001 par value)                 445,590         $0.47             $209,427.30                $ 56.46
Common Stock ($.0001 par value)                  20,000         $0.25               $5,000.00                $  2.53
Common Stock ($.0001 par value)                 914,410         $0.57(2)          $521,213.70(2)             $115.86(2)
                                              ---------                                                      -------
            Total                             1,500,000                                                      $190.05


(1) This registration statement also covers an indeterminate number of shares of SearchHelp, Inc. (the "Registrant") common stock, par value $.0001 per share (the "Common Stock") that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective plans in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculation the total registration fee computation is based upon the price at which the options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to Rule 428(b)(1) promulgated under the Securities Act, the information required by Item 1 and Item 2 of Part I is included in documents sent or given to the participant of the SearchHelp, Inc. 2004 Stock Plan and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference:

(a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The description of the Company's Common Stock that is contained in the Registrant's Post Effective No. 5 to its Registration Statement filed on May 28, 2004 pursuant to Section 12 of the Exchange Act; including any amendments or reports for the purpose of updating such description.

(d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement.

The Registrant will provide without charge to each person who has received a copy of any prospectus to which this Registration Statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Registrant's principal executive office at 1055 Stewart Avenue, Suite 12, Bethpage, NY 10714, Attention: Noel Bonilla, the Company's Chief Financial Officer at (516) 922-4765.

Item 4. Description of Securities.

Not applicable.



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

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

1. As permitted by Sections 102 and 145 of the Delaware General Corporation Law (as amended, 1993), the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting form negligent or grossly negligent behavior) except in the situations described above.

2. The Registrant's bylaws provide for the indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been director or employee of the Registrant (including attorney's fees). The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

3. The Registrant presently maintains policies of insurance under which its directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being, or having been, such directors or officers.

4. There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation or proceeding which might result in a claim for indemnification by any officer or director.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

23(a) Consent of Independent Accountants.

23(b) Consent of Counsel

5.1  Opinion of Counsel as to Legality of Securities Being Registered.

Item 9. Undertakings.

A. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethpage, New York, on July 26, 2004.

                                        SEARCHHELP, INC.

                                        By:  /s/ William Bozsnyak
                                             -----------------------------------
                                             William Bozsnyak,
                                             Chairman of the Board, Chief
                                             Executive Officer, Vice President,
                                             Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                TITLE                         DATE
         ---------                                -----                         ----
/s/ William Bozsnyak                        Chairman of the Board,              July 26, 2004
-------------------------------             Chief Executive Officer,
William Bozsnyak                            Vice President, Treasurer
                                            and Director

/s/ Debbie Seaman                           President, Secretary and Director   July 26, 2004
-------------------------------
Debbie Seaman

/s/ Noel C. Bonilla                         Chief Financial Officer             July 26, 2004
-------------------------------
Noel C. Bonilla

/s/ Joseph Carrizzo                         Director                            July 26, 2004
-------------------------------
Joseph Carrizzo

/s/ Joel San Antonio                         Director                           July 26, 2004
-------------------------------
Joel San Antonio

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                  EXHIBIT                                      PAGE NUMBER
--------------------------------------------------------------------------------
23 (a)  Consent of Independent Accountants.                                 7

23 (b)  Consent of Counsel (Contained in Exhibit 5.1 hereto).              8-9

5.1     Opinion of Counsel as to Legality of Securities Being Registered.  8-9










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